FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock Balanced
Capital Portfolio (FI) (Ins - Series) (BCS_F),
BlackRock Strategic Bond Trust (BHD), BlackRock Core
Bond Trust (BHK), BlackRock High Yield Trust (BHY),
BlackRock Income Opportunity Trust (BNA-USD),
BlackRock High Income Fund (BR-HIINC), BlackRock High
Yield Bond Portfolio (BR-HIYLD), BlackRock Multi
Sector Bond Fund (BR-MSB), BlackRock Asset Allocation
Portfolio (Fixed Income) (BR_AA_FI), BlackRock Total
Return V.I. Portfolio (Ins -Var Ser) (BVA-BF),
BlackRock High Income Portfolio (Ins - Series) (BVA-
HI), BlackRock High Income V.I. Fund (Ins - Var
Ser)(BVA-HY), BlackRock Total Return Portfolio (Ins -
Series) (BVA-TR), BlackRock Balanced Capital VI Fund
(FI) (BVI_F), BlackRock Corporate High Yield Fund,
Inc. (COY), BlackRock Corporate High Yield Fund III,
Inc. (CYE), Transamerica Partners Portfolios: Core
Bond Portfolio (DIA-CORE), BlackRock High Income
Shares (HIS), BlackRock Corporate High Yield Fund VI,
Inc.(HYT), BlackRock Corporate High Yield Fund V, Inc.
(HYV), Metropolitan Series BlackRock Bond Income
Portfolio (MET-BI), Metropolitan Series BlackRock
Diversified Portfolio (Core Bond)(METD_B), Master
Total Return Portfolio (MF-BOND), MIST BlackRock High
Yield Portfolio (MIST-HY)

2.	Issuer:    Peabody Energy Corporation

3.	Date of Purchase:  08/11/10

4.	Underwriter from whom purchased:  Banc of America
Securities LLC

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a. List Members of Underwriting Syndicate: Banc of
America Securities LLC, Morgan Stanley & Co.
Incorporated, HSBC Securities (USA) Inc., Citigroup
Global Markets Inc., RBS Securities Inc., BNP Paribas
Securities Corp., Credit Agricole Securities (USA)
Inc., PNC Capital Markets LLC, SG Americas Securities,
LLC, Wells Fargo Securities, LLC, Barclays Capital
Inc., BBVA Securities Inc., BMO Capital Markets Corp.,
Mitsubishi UFJ Securities (USA), Inc., Standard
Chartered Bank, U.S. Bancorp Investments, Inc.,
Santander Investment Securities Inc., Daiwa Capital
Markets America Inc.

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered:

	(BATS-HINC) $285,000.00 out of $650,000,000; (BCS_F)
$455,000.00 out of $650,000,000; (BHD) $310,000.00 out
of $650,000,000; (BHK) $915,000.00 out of
$650,000,000; (BHY) $140,000.00 out of $650,000,000;
(BNA-USD) $905,000.00 out of $650,000,000; (BR-HIINC)
$3,305,000.00 out of $650,000,000; (BR-HIYLD)
$7,780,000.00 out of $650,000,000; (BR-MSB)
$240,000.00 out of $650,000,000; (BR_AA_FI)
$490,000.00 out of $650,000,000; (BVA-BF) $490,000.00
out of $650,000,000; (BVA-HI) $165,000.00 out of
$650,000,000; (BVA-HY) $390,000.00 out of
$650,000,000; (BVA-TR) $225,000.00 out of
$650,000,000; (BVI_F) $25,000 out of $650,000,000;
(COY) $1,000,000.00 out of $650,000,000; (CYE)
$1,100,000.00 out of $650,000,000; (DIA-CORE)
$4,095,000.00 out of $650,000,000; (HIS) $500,000.00
out of $650,000,000; (HYT) $1,600,000.00 out of
$650,000,000; (HYV) $1,500,000.00 out of $650,000,000;
(MET-BI) $5,220,000.00 out of $650,000,000; (METD_B)
$1,145,000.00 out of $650,000,000; (MF-BOND)
$8,810,000.00 out of $650,000,000; (MIST-HY)
$2,955,000.00 out of $650,000,000

7. 	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $80,000,000.00 out of $650,000,000

8. 	Purchase price (net of fees and expenses):  $100.00

9. 	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11. 	Have the following conditions been satisfied:
	a. The securities are part of an issue registered
         under the Securities Act of 1933, as amended, which
         is being offered to the public, or are Eligible
         Municipal Securities, or are securities sold in an
         Eligible Foreign Offering or are securities sold
         in an Eligible Rule 144A Offering or part of an
         issue of government securities.                       YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                          YES

	c.	The underwriting was a firm commitment
		underwriting.                                        YES
	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.            YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).           YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                            YES

Approved by: __Mitch Garfin__ Date: __8/24/10__